[Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-4 of our report dated March 12, 1999, except as to the subsequent events described in notes 1(i) and 14 which are as of September 27, 1999, relating to the consolidated financial statements of Worldwide Fiber Inc., which appear in such Prospectus.

We also hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-4 of our report dated March 12, 1999 relating to the consolidated income statement and statements of changes in shareholders' equity and of cash flows of Worldwide Fiber (USA), Inc., which appears in such Prospectus.

We also consent to the references to us under the headings "Experts", Summary Financial Data and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such Summary Financial Data and "Selected Financial Data".

/s/ PricewaterhouseCoopers LLP

Vancouver, Canada
October 25, 1999